Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-42926 of Big Dog Holdings, Inc. and subsidiaries (the "Company") on Form S-8 of our report dated March 14, 2003, appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2002.

Deloitte & Touche LLP

Los Angeles, California
March 27, 2003